As filed with the Securities and Exchange Commission on April 11, 2012

File No. 333-164872

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PHL VARIABLE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Connecticut	6311	06-1045829
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

One American Row

Hartford, CT 06103

(800) 447-4312

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John H. Beers, Esq.

PHL Variable Insurance Company

One American Row

Hartford, CT 06103

(860) 403-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the registration statement becomes effective.

(Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Certificates of interest in contingent group deferred annuity contracts	*	*	$5,000,000.00	$356.50**

*	The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.
**	Registration fee paid concurrently with the filing of the Registration Statement on February 11, 2010.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

DEREGISTRATION OF SECURITIES

This Post-effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-164872) (the “Registration Statement”) is being filed by PHL Variable Insurance Company to deregister all of its certificates and participating interests therein that are registered on the Registration Statement that have not yet been sold through the Registration Statement as of the effective date of this Post-effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Post-effective Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-164872, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 11th day of April, 2012.

PHL VARIABLE INSURANCE COMPANY

By:
* James D. Wehr
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

*Peter A. Hofmann	Chief Financial Officer

*David R. Pellerin	Chief Accounting Officer

*Edward W. Cassidy	Director

*Philip K. Polkinghorn	Director

*James D. Wehr	President

*Christopher M. Wilkos	Director

By:	/s/ Kathleen A. McGah
*Kathleen A. McGah, as Attorney-in-Fact pursuant to Powers of Attorney. Powers of Attorney are incorporated by reference to Post-effective Amendment No.2 on Form S-3 to Registrant’s filing on Form S-1 (333-168357), filed via EDGAR on April 11, 2012.